                                                                   Exhibit 10.43

                                ePresence, Inc.

                 Corporate Officer Restricted Stock Agreement
                    Granted Under 1992 Stock Incentive Plan

     This Restricted Stock Agreement (this "Agreement") is made this 21st day of December, 2000 between ePresence, Inc., a Massachusetts corporation (the "Company"), and William P. Ferry (the "Participant").

     WHEREAS, the issuance of 120,000 shares of restricted stock to the Participant was approved at the November 16, 2000 ("Grant Date") meeting of the Compensation Committee of the Company's Board of Directors.

     NOW, THEREFORE, for valuable consideration, receipt of which is acknowledged, the Company and the Participant (each, a "Party" and together, the "Parties") each agree as follows:

     1.    Purchase of Shares.

     The Company shall issue and sell to the Participant, and the Participant shall purchase from the Company, subject to the terms and conditions set forth in this Agreement and in the Company's 1992 Stock Incentive Plan, as amended (the "Plan"), 120,000 shares (the "Shares") of common stock, $0.01 par value per share, of the Company ("Common Stock"), at a purchase price of $0.01 per share. The aggregate purchase price for the Shares shall be paid by the Participant by check payable to the order of the Company or such other method as may be acceptable to the Company. Upon receipt by the Company of payment for the Shares, the Company shall issue to the Participant one or more certificates in the name of the Participant for that number of Shares purchased by the Participant. The Participant agrees that the Shares shall be held by an escrow agent pursuant to the terms and conditions in Section 6 of this Agreement and the Joint Escrow Instructions (the form of which is attached hereto as Appendix
A), subject to the Purchase Option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.

     2.    Purchase Option.

     (a) In the event that the Participant ceases to be employed by the Company for any reason or no reason, other than a change in control, with or without cause, or the Participant announces his intention to terminate his employment with the Company, the Company shall have the right and option (the "Purchase Option") to purchase from the Participant, for a sum of $0.01 per share (the "Option Price"), any or all of the Unvested Shares (as defined below).

                 "Unvested Shares" means the total number of Shares multiplied by the Applicable Percentage at the time the Purchase Option becomes exercisable by the Company. The "Applicable Percentage" shall be (i) 100% during the period beginning on the Grant Date and ending on April 14, 2001, (ii) 75% during the period beginning on April 15, 2001 and ending on October 14, 2001, (iii) 50% during the period beginning on October 15, 2001 and ending on April 14, 2002,
(iv) 25% during the period beginning on April 15, 2002 and ending on October 14, 2002, and (v) zero percent after October 14, 2002.

                 (b) In the event that the Participant's employment with the Company is terminated by reason of death or disability on or before the third anniversary of the Grant Date, the number of the Shares for which the Purchase Option becomes exercisable shall be fifty percent (50%) of the number of Unvested Shares for which the Purchase Option would otherwise become exercisable. For this purpose, "disability" shall mean the Participant's absence from the full-time performance of the Participant's duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and reasonably acceptable to the Participant or the Participant's legal representative.

     (c) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

     3.    Exercise of Purchase Option and Closing.

     (a) The Company may exercise the Purchase Option by delivering or mailing to the Participant (or the Participant's estate), within 60 days after the termination of the employment of the Participant with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the extent the Purchase Option is not so exercised by the giving of such a notice within such 60-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 60-day period.

     (b) Within 10 days after delivery to the Participant of the Company's notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Participant (or the Participant's estate) shall, pursuant to the provisions of the Joint Escrow Instructions referred to in Section 6, tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase in accordance with the terms of this Agreement, duly endorsed in blank or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall pay to the Participant the aggregate Option Price for such Shares (provided that any delay in making such payment shall not invalidate the Company's exercise of the Purchase Option with respect to such Shares).

     (c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Participant on account of such Shares or permit the Participant to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, insofar as permitted by law, treat the Company as the owner of such Shares.

     (d) The Option Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Participant to the Company or in cash or both.

     (e) The Company shall not purchase any fraction of a Share upon exercise of the Purchase Option, and any fraction of a Share resulting from a computation made pursuant to Section 2 of this Agreement shall be rounded to the nearest whole Share (with any one-half Share being rounded upward).

     (f) The Company may assign its Purchase Option to one or more persons or entities.

     4.    Restrictions on Transfer.

     The Participant shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer") any Shares, or any interest therein, that are subject to the Purchase Option, except that the Participant may transfer such Shares to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit, provided that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the Purchase Option), and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

     5.    Effect of Prohibited Transfer.

     The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred.

     6.    Escrow.

     The Participant shall, upon the execution of this Agreement, execute Joint Escrow Instructions in the form attached to this Agreement as Appendix A. The Joint Escrow Instructions shall be delivered to the escrow agent thereunder.
The Participant shall deliver to such escrow agent a stock assignment duly endorsed in blank and hereby instructs the Company to deliver to such escrow agent, on behalf of the Participant, the certificate(s) evidencing the Shares issued hereunder. Such materials shall be held by such escrow agent pursuant to the terms of such Joint Escrow Instructions.

     7.    Restrictive Legend.

     All certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

          "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

     8.    Provisions of the Plan.

     This Agreement is subject to the provisions of the Plan, a copy of which the Participant acknowledges he has been furnished with.

     9.    Withholding Taxes; Section 83(b) Election.

     (a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Participant or the lapse of the Purchase Option.

     (b) The Participant acknowledges that the Participant has been informed of the availability of making an election in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended (attached hereto as Appendix B is the 83(b) Election Form); that such election must be filed with the Internal Revenue Service within 30 days of the date of this Agreement; and that the Participant is solely responsible for making such election

     (c) The Company agrees to make a loan or loans to the Participant equal to the amount of taxes owed by the Participant as a result of the Section 83(b) election referred to above or, in the event no such election is made, as a result of the vesting of the Shares hereunder, in each case in accordance with the terms of the Company's LTI Loan Provision Program, as such program may be in effect from time to time.

     10.   Severability.

     The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

     11.   Waiver.

     Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Compensation Committee of the Company's Board of Directors.

     12.   Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement.

     13.   Notice.

     All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company at: Corporate Counsel, ePresence, Inc., 120 Flanders Road, P.O. Box 5013, Westboro, Massachusetts 01581-5013, and to the Participant at: P.O. Box 638, Hyannis, MA 02601-0638 (or to such other address as either the Company or the Participant may have furnished to the other in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Either Party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the Party for whom it is intended.


     14.   Pronouns.

     Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

     15.   Entire Agreement.

     This Agreement and the Plan constitute the entire agreement between the Parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement.

     16.   Amendment.

     This Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

     17.   Governing Law.

     This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

                                  EPRESENCE, INC.

                                  By:   /s/ Richard M. Spaulding
                                      ---------------------------------
                                  Name: Richard M. Spaulding
                                  Title:   Senior Vice President & CFO

                                  PARTICIPANT

                                    /s/ William P. Ferry
                                  ------------------------------------
                                  William P. Ferry

                                  Appendix A

                                ePresence, Inc.

                           Joint Escrow Instructions



                                                 December 21, 2000

Kevin F. Newman
Assistant Clerk
ePresence, Inc.
120 Flanders Road
P.O. Box 5013
Westboro, Massachusetts 01581-5013

Dear Sir:

     As Escrow Agent for ePresence, Inc., a Massachusetts corporation (the "Company"), and the undersigned person ("Holder"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Agreement (the "Agreement") of even date herewith, to which a copy of these Joint Escrow Instructions is attached, in accordance with the following instructions:

     1. Appointment. Holder irrevocably authorizes the Company to deposit with you any certificates evidencing Shares (as defined in the Agreement) to be held by you hereunder and any additions and substitutions to said Shares.
Holder does hereby irrevocably constitute and appoint you as his attorney-in-fact and agent for the term of this escrow to execute with respect to such Shares all documents necessary or appropriate to make such Shares negotiable and to complete any transaction herein contemplated. Subject to the provisions of this paragraph 1 and the terms of the Agreement, Holder shall exercise all rights and privileges of a stockholder of the Company while the Shares are held by you.

     2.    Closing of Purchase.

     (a) Upon any purchase by the Company of the Shares pursuant to the Agreement, the Company shall give to Holder and you a written notice specifying the purchase price for the Shares, as determined pursuant to the Agreement, and the time for a closing hereunder (the "Closing") at the principal office of the Company. Holder and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

     (b) At the Closing, you are directed (a) to date the stock assignment form or forms necessary for the transfer of the Shares, (b) to fill in on such form or forms the number of Shares being transferred, and (c) to deliver same, together with the certificate or certificates evidencing the Shares to be transferred, to the Company against the simultaneous delivery to you of the purchase price for the Shares being purchased pursuant to the Agreement.

     3. Withdrawal. The Holder shall have the right to withdraw from this escrow any Shares as to which the Purchase Option (as defined in the Agreement) has terminated or expired.

     4.    Duties of Escrow Agent.

     (a) Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

     (b) You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Holder while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

     (c) You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or Company, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or Company by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

     (d) You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

     (e) You shall be entitled to employ such legal counsel and other experts as you may deem necessary to properly advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

     (f) Your rights and responsibilities as Escrow Agent hereunder shall terminate if (i) you cease to be Assistant Clerk of the Company or (ii) you resign by written notice to each party. In the event of a termination under clause (i), your successor as Assistant Clerk shall become Escrow Agent hereunder; in the event of a termination under clause (ii), the Company shall appoint a successor Escrow Agent hereunder.

     (g) If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

     (h) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

     (i) These Joint Escrow Instructions set forth your sole duties with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into these Joint Escrow Instructions against you.

     (j) The Company shall indemnify you and hold you harmless against any and all damages, losses, liabilities, costs, and expenses, including attorneys' fees and disbursements, for anything done or omitted to be done by you as Escrow Agent in connection with this Agreement or the performance of your duties hereunder, except such as shall result from your gross negligence or willful misconduct.

     5. Notice. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent to each of the other parties thereunto entitled either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) prepaid via a reputable nationwide overnight courier service, in each case addressed to the Company at: Senior Vice President and Chief Financial Officer, ePresence, 120 Flanders Road, P.O. Box 5013, Westboro, Massachusetts 01581-5013, to the Participant at: P.O. Box 638, Hyannis, MA 02601-0638 and to you at: Assistant Clerk, ePresence, Inc., 120 Flanders Road, P.O. Box 5013, Westboro, Massachusetts 01581-5013 (or to such other address as a party may have furnished to the other parties in writing in accordance herewith). Any such notice, instruction or communication shall be deemed to have been delivered five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service. Any party may give any notice, instruction or other communication hereunder using any other means, but no such notice, instruction or other communication shall be deemed to have been duly delivered unless and until it actually is received by the party for whom it is intended.

     6.    Miscellaneous.

     (a) By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions, and you do not become a party to the Agreement.

     (b) This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.





                                        Very truly yours,

                                        EPRESENCE, INC.

                                       By:    /s/ Richard M. Spaulding
                                            --------------------------------
                                       Name:  Richard M. Spaulding
                                       Title: Senior Vice President & CFO




                                        HOLDER

                                            /s/ William P. Ferry
                                        ------------------------------------

                                        William P. Ferry



ESCROW AGENT


  /s/ Kevin F. Newman
---------------------------------
Kevin F. Newman
Assistant Clerk

                                   Appendix B

  Election to Include Value of Restricted Property in Gross Income inYear of
        Transfer Pursuant to Section 83(b) of the Internal Revenue Code

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with Treas. Reg. (S) 1.83-2:

The name, address, and taxpayer identification number of the undersigned are:


                      ----------------------------------
                      ----------------------------------
                      ----------------------------------


          Taxpayer identification number:  ____________________

A description of the property with respect to which this election is being made is as follows:

  ______ shares of common stock, $_______ par value per share, of ePresence, Inc., a Massachusetts corporation (the "Company")

The date on which the property was transferred and the taxable year for which this election is being made are as follows:

  Date of transfer:  _________, 2000

  Taxable year:  calendar year 2000

The nature of the restrictions to which the property is subject is as follows:

  The property is subject to vesting provisions and may be forfeited under the terms of a stock restriction agreement executed between the undersigned and the Company.

 The fair market value of the property at the time of the transfer (determined without regard to any lapse restriction, as defined in
                        Treas. Reg. (S) 1.83-3(i)) is:

  $_____________, equal to a fair market value of $__________ per share

The amount paid for the property by the undersigned is:

  $_____________, equal to a purchase price of $__________ per share

In accordance with Treas. Reg. (S) 1.83-2(d) & (e)(7), a copy of this statement has been furnished to the Company.

Dated:_____________________      _____________________________________

                                 Name:________________________